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EXHIBIT 10.10

                               SEMELE GROUP, INC.
                                  Amendment to
                         DIRECTOR STOCK OPTION AGREEMENT
                          DIRECTOR OPTION GRANT PROGRAM

      THIS AMENDMENT TO OPTION AGREEMENT is made as of the 30th day of December, 1997 by and between SEMELE GROUP, INC. (the "Company"), and Robert M. Ungerleider (the "Optionee").

      WHEREAS, the Optionee in July 1994 was granted the option (the "Option") to purchase 50,000 shares of the Common Stock of Semele Group, Inc. (then named Banyan Strategic Land Fund II) (the "Company"), at a purchase price of $1.125 per share, pursuant to the Company's 1994 Executive and Director Stock Option Plan (the "Plan"), and the Option is evidenced by an Option Agreement between the Company and the Optionee; and

      WHEREAS, the Board of Directors of the Company on December 30, 1997, voted to adjust such purchase price from $1.125 per share to $0.925 per share in accordance with Section IV.G.(3) of the Plan to reflect the effect of the $0.20 per share return of capital dividend paid to the stockholders of the Company on November 14, 1997;

      NOW, THEREFORE, the Company and the Optionee agree as follows:

      1. Amendment of Director Stock Option Agreement. Section 2 of the Option Agreement evidencing the Option is hereby amended by deleting the purchase price of $1.125 per share set forth therein and inserting in place thereof the purchase price of $0.925 per share.

      2. Ratification. The Option Agreement evidencing the Option as amended hereby is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the Company has caused this Amendment to Option Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand and seal, as of the day and year first above written.

                                    SEMELE GROUP, INC.

                                    By:_________________________________

                                    Its:________________________________

                                    ____________________________________
                                    (Optionee)